Bank of America 100 North Tryon Street Charlotte, NC 28255 Tel 704.386.5000

Pricing Supplement No. 0339 dated November 9, 2004 (To Prospectus dated April 14, 2004 and Prospectus Supplement dated April 15, 2004)	Rule 424(b)(2) File Number 333-112708

Senior Medium-Term Notes, Series K

Principal Amount: Issue Price: Commission or Discount: Proceeds to Corporation:	Banc of America Securities LLC 100.00% 0.00% 100.00%	$ 26,000,000.00 $ 26,000,000.00 0.00 $ 26,000,000.00

Agents:	Banc of America Securities LLC, as agent
Original Issue Date:	November 15, 2004
Stated Maturity Date:	November 1, 2010
Cusip #:	06050 MEE3
Form:	Book entry only
Interest Rate:	Floating
Daycount Convention:	Actual/360
Base rate:	LIBOR Telerate Page 3750
Index Maturity:	90 days
Spread:	+ 15.0 bps
Initial Interest Rate:	2.4263 (2.2763 + .1500)
Interest Reset Period:	Quarterly, commencing on February 1, 2005
Interest Reset Dates:	February 1, May 1, August 1, and November 1, commencing on February 1, 2005, and ending on the Stated Maturity Date.
Interest Determination Date:	Two New York, Charlotte and London business days preceding the Original Issue Date and each applicable Interest Reset Date.
Interest Payment Dates:	February 1, May 1, August 1, and November 1, commencing on February 1, 2005, and ending on the Stated Maturity Date.

May the Notes be redeemed by the Corporation prior to maturity?	No
May the Notes be repaid prior to maturity at the option of the holder?	No
Discount Note?	No